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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


                  This Employment Agreement, entered into as of the 16th day of October, 1995 by and between NAI Technologies, Inc., a New York corporation (the 'Company'), and Robert A. Carlson (the 'Executive').

         1. Termination of Prior Agreement. Upon the execution of this Agreement, the prior agreement entered into by and between the Executive and the Company, dated as of February 5, 1995, shall be terminated in all respects and be superseded by this Agreement.

         2.       Employment and Duties.

                  2.1. Duties. Upon the terms and conditions herein set forth, the Company employs the Executive, and the Executive hereby agrees to serve as Chairman and Chief Executive Officer ('CEO'), effective October 16, 1995 (the 'Effective Date'). The Executive shall devote his best efforts to such duties with the Company as the Board of Directors may direct.

                  2.2. Term. The term of the Executive's employment under this Agreement (the 'Term') shall commence on the Effective Date and shall continue until November 30, 1997. Thereafter, the Term may be extended by mutual consent of the Company and the Executive. Nothing in this Section 2.2, however, shall limit the right of the Company or the Executive to terminate the Executive's employment hereunder on the terms and conditions set forth in Section 5.

         3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits for services rendered during the Term:

                  3.1. Salary. During the Term, the Executive shall be paid salary at a rate of $214,500 per annum ('Salary'), payable in substantially equal installments (not less frequently than monthly) in accordance with the Company's regular payroll practices.

                  3.2. Incentive Compensation. In addition to Salary, and subject to attaining the targets set forth annually by the Board of Directors, the Company shall pay to Executive an annual bonus (the 'Bonus') equal to one hundred percent (100%) of Salary in a lump sum not later than March



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31 of the year following the applicable year. This Bonus shall be paid in accordance with the terms of the Company's short-term incentive bonus program.

                  3.3. Additional Benefits. At all times during the Term, Executive shall be eligible and participate in all employee benefit programs or plans now or hereafter provided for by the Company for its executive officers in accordance with the provisions, terms and any limitations thereof, including, without limitation, life insurance, health, disability and other fringe benefit plans. Any benefits that are vested as of the Effective Date, including any pension benefits described in Section 3.5, Executive's rights to retiree medical benefits, and Executive's rights to the continution of the split dollar insurance plan with respect to Executive, shall not be affected by this Agreement.

                  3.4. Vacation. Executive shall be entitled to four (4) weeks of paid vacation for each twelve-month period of employment during the Term.

                  3.5. Pension. The Executive shall continue to participate in the Company's basic and supplemental retirement plans, and shall be credited with all prior service for purposes of vesting and determining the Executive's benefit under such plans.

                  3.6. Automobile Allowance. The Company shall provide Executive with the use of a Company car and shall pay or reimburse Executive for all reasonable expenses incurred in connection with such car for repairs, fuel, maintenance and insurance, in accordance with the Company's automobile use policy as established by the Board of Directors.

         4. Stock Options. Effective October 16, 1995, the Executive shall be granted options to purchase two hundred and fifty thousand (250,000) shares of Common Stock of the Company at a per share exercise price of two dollars and fifty cents ($2.50) (the 'Stock Options'). All prior options granted to the Executive by the Company are hereby canceled and are no longer of any force or effect. The Stock Options shall vest during the periods of the Executive's continued employment with the Company as follows:

                  On or after twelve (12)
                  months from the Effective Date:          125,000 shares

                  On or after twenty (24)
                  months from the Effective Date:          125,000 shares



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The right of exercise shall be cumulative. All such options, to the extent exercisable, must be exercised within six (6) years of the date hereof, and shall be in the form of the Company's standard stock option agreements. Notwithstanding anything contained herein to the contrary, if: (a) the Executive's employment is terminated by the Company without Cause, or he resigns for Good Reason, all Stock Options will be 100% vested and will extend for one year after such termination or resignation; and (b) the Executive's employment is terminated by the Company for Cause, or he resigns without Good Reason, all Stock Options will terminate thirty (30) days after such termination or resignation.

         5.       Termination of Employment.

                  5.1. Cause. 'Cause' shall mean fraud, negligence, conflict of interest, willful malfeasance or willful misfeasance in office.

                  5.2. Good Reason. 'Good Reason' shall mean:

                  (a) without the express prior written consent of the Executive, a material diminution or limitation of the Executive's position, duties or responsibilities with the Company from those in existence on the Effective Date (or, if greater, the highest permanent-assignment level in effect thereafter) or the assignment to the Executive of duties inconsistent with the position, duties, responsibilities or status of the Executive as of the Effective Date (or, if greater, the highest permanent-assignment level in effect thereafter); or

                  (b) any failure by the Company to pay, or any reduction by the Company of, the base Salary of the Executive as in effect on the Effective Date or as the same may be increased from time to time thereafter; or

                  (c) the failure of the Company to provide the Executive with the opportunity to participate, on terms no less favorable than those existing on the Effective Date, in any incentive benefit, bonus or compensation, insurance, pension or other employee benefit plan of the Company in effect on the Effective Date (or plans and benefits which are, in the aggregate, no less favorable to the Executive than those the Executive enjoyed on the Effective Date) unless such failure results from the Company's termination or amendment of any such plan in response to a change in applicable statute



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         or regulation, including any termination or amendment resulting from a materially adverse alteration of the tax treatment of any such plan to the Company or to plan participants; provided, however, that Good Reason shall not include any reduction in such benefit by the Company on a Company-wide basis.

                  5.3. Notice of Good Reason.

                  Unless the Executive provides written notification of his intention to resign within twenty (20) business days after the Executive knows or has reason to know of the occurrence of any such event constituting Good Reason, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have twenty (20) business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.

                  5.4. Termination For Cause; Resignation
                       Without Good Reason.

                  (a) Rights on Termination. If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Cause or the Executive resigns from this employment without Good Reason, the Executive shall be entitled to payment of his Salary accrued through the date of such termination or resignation, plus any accrued but unpaid vacation benefits. Except as may be provided by law or expressly provided under the term of any plan or arrangement applicable to the Executive, the Executive shall have no right under this Agreement or otherwise to receive any other compensation or benefits, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation of Effective.

                  (b) Notice of Termination for Cause. Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a copy of a resolution duly adopted by the Board finding that in the good faith opinion of the Board an event constituting Cause for termination in accordance with Section 5.1 has occurred and specifying the particulars thereof (a 'Notice of Termination'). In the event of termination for Cause as a consequence of the events described in Section 5.1 or any other event described




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         in Section 5.1 that the Board determines in good faith is not susceptible of cure, the effective date of termination shall be the date of the Notice of Termination or such later date as may be specified in such notice. In the event the Executive's employment is terminated for Cause (unless the Board has determined in good faith that the relevant giving rise to Cause is not susceptible of cure), the Executive shall have twenty (20) business days from the date of receipt of such Notice of Termination to effect a cure of the event described therein and, upon cure thereof by the Executive to the reasonable satisfaction of the Board, such event shall no longer constitute Cause for purposes of this Agreement. The effective date of termination for Cause that has been subject to a cure period as described in the immediately preceding sentence which did not result in a cure to the reasonable satisfaction of the Board shall be the date immediately succeeding the last date of the twenty (20) business day cure period.

                  (c) Notice of Resignation Without Good Reason.

                  The date of resignation by the Executive without Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company. The Executive shall provide at least sixty
         (60) days' advance written notice of resignation.

                  5.5. Notice of Termination Without Cause.

                  The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive, provided that the Company shall provide at least twenty (20) business days' written notice of such termination.

                  5.6. Notice of Resignation for Good Reason.

                  The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company, provided, however, that no such written notice shall be effective unless the twenty (20) business day cure period specified in Section 5.3 has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events.

                  5.7. Termination Without Cause;
                       Resignation For Good Reason.

                  (a) Severance Amount. If, prior to the expiration of the Term, the Executive's employment is




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         terminated by the Company without Cause, or the Executive resigns from his employment for Good Reason, the Company shall pay to the Executive his Salary accrued up to and including the effective date of such termination or resignation, plus a pro rata share of unused vacation for the full year plus a pro rata bonus under the Company Bonus Plan, if the Board in its sole discretion so determines, all in a lump sum. In addition, the Company shall pay to the Executive a severance payment equal to the greater of (A) his salary, at the rate in effect at time of such termination or resignation, for the remainder of the Term and
         (B) one year's salary, at the rate in effect at the time of such termination or resignation, in a lump sum (the 'Severance Amount').

                  (b) Other Benefits. In the event of the Executive's termination without Cause or his resignation for Good Reason, the Executive shall continue to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in each pension, life insurance, health, disability and other fringe benefit plan or program provided to the Executive pursuant to Sections 3.3, 3.5 and 3.6 at the time of such termination or resignation until the earlier of (A) six (6) months following the date of such termination or resignation or, if the Executive is required to elect such benefits immediately following such termination or resignation, twelve (12) months following the date of such termination or resignation and (B) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer. The Executive agrees to notify the Company promptly if he becomes eligible to participate in any pension or other benefit plans, programs or arrangements of another employer. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to continue to maintain any plan or program solely as a result of the provisions of this Agreement nor provide any level of benefits if applicable law either prevents the Executive from participating in any such plan or program or would cause the Company to suffer any loss of tax benefits as a consequence of the Executive's continued participation during the Term.

                  (c) Automobile: If the Company has provided the Executive with the use of an automobile on a continuous basis prior to the termination without Cause or resignation for Good Reason, the Executive shall be given the option to purchase such automobile on the terms outlined in the Company policy with respect thereto at the value



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         in effect two years after the date of the termination without Cause or resignation for Good Reason.

                  5.8. Termination Due to Death or Disability.

                  (a) In the event of the Executive's disability, as hereinafter defined, or death, the Company shall be entitled to terminate his employment. If the Executive's employment shall terminate due to disability or death, any Salary earned by the Executive up to the date of such termination and any pro rata bonus to that date shall be paid to the Executive or his estate, as appropriate.

                  (b) As used herein, the term 'disability' shall mean physical or mental disability as a result of which the Executive is unable to perform his duties hereunder on substantially a full-time basis for any period of four (4) consecutive months. Any dispute as to whether or not the Executive is so disabled shall be resolved by a physician, reasonably acceptable to the Executive and the Board, whose determination shall be final and binding upon both the Executive and the Company.

         6. Nondisclosure of Confidential Information. The Executive shall be bound by the confidentiality policy of the Company. The Executive shall not, except as may be necessary in the discharge of duties with the Company or as may be required by applicable law or regulations, disclose any confidential information, knowledge or data obtained by the Executive prior to the date of this Agreement or during the Executive's employment concerning the Company or the business of the Company so long as such information is not publicly available.

         7. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by the Executive and the Company shall, at the instance of either the Executive or the Company, be submitted to arbitration in accordance with New York law and the procedures of the American Arbitration Association, with all hearings to be conducted in Colorado. The determination of the arbitrator shall be conclusive and binding on the Company and the Executive and judgment may be entered on the arbitrator's award in any court having jurisdiction.

         8. Legal Expenses. The Company shall pay all reasonable costs and expenses, including attorneys' fees and disbursements, of the Company and, at least monthly, the Executive in connection with any legal proceedings (in the case of the Executive any legal proceedings brought or


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maintained in good faith) (including, but not limited to, arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement.

         9. Assignability. The respective rights and obligations of the Executive and the Company under this Agreement shall inure to the benefit of and be binding upon the heirs and legal representatives of the Executive and the successors and assigns of the Company. The Executive's rights and obligations under this Agreement may not be assigned or alienated and any attempt to do so by the Executive shall be void. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this Section 9 shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

         10. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or place where it is to be performed, this Agreement shall be considered to be divisible as to such provision and such provision shall be inoperative in such state or place and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of the Agreement, however, shall be valid and binding and of like effect as though such provision were not included.

         11. Miscellaneous. This Agreement is to be construed and enforced in accordance with the internal substantive laws of the State of New York, irrespective of the principles of conflicts of law. The waiver of any breach of this Agreement by any party shall not be construed as a waiver of any subsequent breach by any party. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties to this Agreement.



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                  IN WITNESS WHEREOF, the Company and the Executive have
executed this Agreement as of the day and year first above written.


NAI TECHNOLOGIES, INC.                             ROBERT A. CARLSON


By:   /s/ Richard A. Schneider                     /s/ Robert A. Carlson
    -----------------------------                  ---------------------------

Title: Executive Vice President
       --------------------------



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